Exhibit 99.1

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

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OCTOBER 28, 2019	GERMAN AMERICAN BANCORP, INC. (GABC) REPORTS THIRD QUARTER EARNINGS

Jasper, Indiana: October 28, 2019 -- German American Bancorp, Inc. (NASDAQ: GABC) reported quarterly earnings of $13.1 million, or $0.49 per share, in the third quarter of 2019. This level of quarterly earnings performance was an increase of approximately $425,000, or 3% on a reported net income basis over third quarter 2018 net income of $12.6 million, or $0.55 per share. On a per share basis, the quarter-over-quarter comparison was reflective of a higher level of shares outstanding in 2019 resulting in a $0.06, or approximately 11%, decrease in reported earnings per share relative to the third quarter of 2018. The current year earnings are reflective of the inclusion of the acquisition of Citizens First Corporation of Bowling Green, Kentucky on July 1, 2019 and the acquisition of First Security, Inc. of Owensboro, Kentucky on October 15, 2018. The third quarter of 2019 operating results included acquisition-related expenses of approximately $2.3 million ($1.7 million, or $0.06 per share, on an after-tax basis), while the results of the third quarter of 2018 included merger-related expenses of $395,000 ($317,000, or $0.01 per share, on an after-tax basis). On a year-to-date basis, reported earnings for the first nine months of 2019 were $43.4 million, or $1.70 per share, which represents an increase of $7.9 million, or 10% on a per share basis, over the first nine months 2018 net income of $35.5 million, or $1.55 per share.
Our 2019 third quarter financial position and performance, relative to that of the same quarter last year, was largely attributable to the inclusion of the operating results of the two previously noted acquisitions. Total assets increased during the past year by nearly $1.0 billion, or approximately 30%, to $4.4 billion as of September 30, 2019, while average earning assets increased by $883.3 million, or approximately 29%, during the same period.
Third quarter 2019 net interest income increased by $10.0 million, or approximately 35%, driven by the Company’s higher level of average earning assets and an increase in the net interest margin to 3.93% in third quarter of 2019, compared to 3.76% in the same quarter of 2018. Other significant positive contributors to the quarter-over-quarter earnings comparison included a $3.1 million, or approximately 35%, increase in other non-interest income. Partially offsetting the $13.1 million revenue increase was $10.4 million of additional other non-interest expenses during the current quarter as compared to the third quarter of 2018, of which approximately $1.9 million was attributable to the quarter-over-quarter increase in the previously noted acquisition-related expenses. The 2019 third quarter results also included a $2.3 million increase in the Company’s provision for loan losses as compared to the third quarter of 2018.
Mark A. Schroeder, German American’s Chairman & CEO, stated, "The third quarter of 2019 marked another period of solid performance for our Company. While the third quarter results were impacted by significant acquisition-related expenses in connection with the completion of the Citizens First merger, we were very

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

2 of 13

pleased with the level of incremental year-over-year growth in revenue, within both net interest income and various categories of non-interest income. The incrementally higher level of non-interest expenses in the third quarter 2019 was also largely attributable to the inclusion of both the merger-related expenses and general operating expenses of Citizens First. Those expenses are expected to be significantly mitigated going forward, as the operations of Citizens First are fully integrated into German American.”

Schroeder continued, “Further, the level of asset quality within our loan portfolio remains exceedingly strong, as indicated by our end of period non-performing asset ratio of only 0.32%. The level of organic loan growth during the current quarter was mitigated by a combination of elevated commercial loan payoffs, reduced utilization of operating lines of credit by agricultural and commercial clients, and the continued realignment of mortgage loans from our portfolio to the secondary market, yet we are extremely pleased with the level of continued strength in our loan pipeline, which we believe is indicative of the continued economic strength throughout our footprint. We look forward to building upon our exceptional record of delivering customer service excellence to our clients, continued reinvestment in the communities we serve, and long-term investment value to our shareholders.”

The Company also announced its Board of Directors declared a regular quarterly cash dividend of $0.17 per share, which will be payable on November 20, 2019 to shareholders of record as of November 10, 2019.

Balance Sheet Highlights

On July 1, 2019, the Company completed the acquisition of Citizens First Corporation (“Citizens First”) and its subsidiary bank, Citizen First Bank, Inc. Citizens First, headquartered in Bowling Green, Kentucky, operated eight retail banking offices through Citizens First Bank, Inc. in Barren, Hart, Simpson and Warren Counties in Kentucky. In addition, on October 15, 2018, the Company completed its acquisition of First Security, Inc. ("First Security") and its subsidiary bank, First Security Bank, Inc. First Security was based in Owensboro, Kentucky, and operated 11 retail banking offices in Owensboro, Bowling Green, Franklin and Lexington, Kentucky and in Evansville and Newburgh, Indiana.

Total assets for the Company totaled $4.356 billion at September 30, 2019, representing an increase of $385.0 million, or 39% on an annualized basis, compared with June 30, 2019 and an increase of $992.0 million, or 30%, compared with September 30, 2018. The increase in total assets as of September 30, 2019 compared to both June 30, 2019 and a year ago was driven largely by the acquisitions of Citizens First and First Security.

September 30, 2019 total loans increased $340.1 million, or 50% on an annualized basis, compared with June 30, 2019 and increased $720.6 million, or 31%, compared with September 30, 2018. The majority of the increase in outstanding loans as of September 30, 2019 compared with June 30, 2019 was attributable to the

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

3 of 13

acquisition of Citizens First. As of September 30, 2019, outstanding loans from the Citizens First acquisition totaled $337.5 million.

End of Period Loan Balances	9/30/2019	6/30/2019	9/30/2018
(dollars in thousands)

Commercial & Industrial Loans	$579,152	$554,290	$527,938
Commercial Real Estate Loans	1,477,204	1,213,579	985,915
Agricultural Loans	386,685	364,116	358,543
Consumer Loans	305,027	280,963	247,861
Residential Mortgage Loans	312,674	307,726	219,916
	$3,060,742	$2,720,674	$2,340,173

Non-performing assets totaled $14.1 million at September 30, 2019 compared to $12.5 million at June 30, 2019 and $8.6 million at September 30, 2018. Non-performing assets represented 0.32% of total assets at September 30, 2019, 0.32% at June 30, 2019, and 0.26% at September 30, 2018. Non-performing loans totaled $13.5 million at September 30, 2019 compared to $11.9 million at June 30, 2019 and $8.5 million at September 30, 2018. Non-performing loans represented 0.44% of total loans at September 30, 2019 compared to 0.44% at June 30, 2019 and 0.36% at September 30, 2018.

Non-performing Assets
(dollars in thousands)
	9/30/2019	6/30/2019	9/30/2018
Non-Accrual Loans	$13,512	$10,929	$8,428
Past Due Loans (90 days or more)	—	959	69
Total Non-Performing Loans	13,512	11,888	8,497
Other Real Estate	625	635	100
Total Non-Performing Assets	$14,137	$12,523	$8,597

Restructured Loans	$117	$118	$122

The Company’s allowance for loan losses totaled $15.9 million at September 30, 2019 compared to $16.2 million at June 30, 2019 and $16.1 million at September 30, 2018. The allowance for loan losses represented 0.52% of period-end loans at September 30, 2019 compared with 0.60% of period-end loans at June 30, 2019

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

4 of 13

and 0.69% of period-end loans at September 30, 2018. From time to time, the Company has acquired loans through bank and branch acquisitions with the most recent being the Citizens First acquisition during the third quarter of 2019 and the First Security acquisition during the fourth quarter of 2018. Under acquisition accounting treatment, loans acquired are recorded at fair value which includes a credit risk component, and therefore the allowance on loans acquired is not carried over from the seller. The Company held a net discount on acquired loans of $22.9 million at September 30, 2019, $17.1 million at June 30, 2019 and $9.0 million at September 30, 2018.

September 30, 2019 total deposits increased $302.5 million, or 39% on an annualized basis, compared with June 30, 2019 and increased $790.4 million, or 30%, compared with September 30, 2018. The increase in total deposits in the third quarter of 2019, compared with the second quarter of 2019, was related to the acquisition of Citizens First. As of September 30, 2019, deposits from the Citizens First acquisition totaled $358.6 million.

End of Period Deposit Balances	9/30/2019	6/30/2019	9/30/2018
(dollars in thousands)

Non-interest-bearing Demand Deposits	$827,259	$725,367	$634,421
IB Demand, Savings, and MMDA Accounts	1,910,395	1,805,694	1,605,818
Time Deposits < $100,000	323,746	248,744	189,405
Time Deposits > $100,000	369,886	349,027	211,203
	$3,431,286	$3,128,832	$2,640,847

Results of Operations Highlights – Quarter ended September 30, 2019

Net income for the quarter ended September 30, 2019 totaled $13,064,000, or $0.49 per share, a decline of 20% on a per share basis compared with the second quarter 2019 net income of $15,271,000, or $0.61 per share, and a decline of 11% on a per share basis compared with the third quarter 2018 net income of $12,639,000, or $0.55 per share. The change in net income during the third quarter of 2019, compared with the third quarter of 2018, was largely impacted by the completed acquisition activity during 2018 and 2019.  A detailed analysis of the factors impacting third quarter 2019 income and expenses, as compared to second quarter 2019, is included in the remaining discussion.

Net income for each quarter presented was impacted by merger and acquisition activity during 2018 and 2019. The third quarter of 2019 results of operations included acquisition-related expenses of approximately $2,258,000 ($1,696,000 or $0.06 per share, on an after tax basis), while the second quarter of 2019 results of

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

5 of 13

operations included acquisition-related expenses of approximately $423,000 ($365,000 or $0.01 per share, on an after tax basis) and the third quarter of 2018 included approximately $395,000 ($317,000 or $0.01 per share on an after tax basis).

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended			Quarter Ended			Quarter Ended
	September 30, 2019			June 30, 2019			September 30, 2018

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$31,230	$163	2.07%	$21,257	$85	1.62%	$20,745	$101	1.94%
Securities	870,369	6,472	2.97%	842,282	6,529	3.10%	755,793	5,826	3.08%
Loans and Leases	3,076,931	41,008	5.29%	2,721,630	35,135	5.18%	2,318,657	28,240	4.84%
Total Interest Earning Assets	$3,978,530	$47,643	4.76%	$3,585,169	$41,749	4.67%	$3,095,195	$34,167	4.39%

Liabilities
Demand Deposit Accounts	$797,337			$715,681			$636,989
IB Demand, Savings, and
MMDA Accounts	$1,946,219	$3,189	0.65%	$1,797,228	$2,945	0.66%	$1,617,768	$2,028	0.50%
Time Deposits	725,347	3,210	1.75%	631,174	2,814	1.79%	425,783	1,507	1.40%
FHLB Advances and Other Borrowings	286,587	1,934	2.68%	246,229	1,636	2.67%	257,460	1,392	2.14%
Total Interest-Bearing Liabilities	$2,958,153	$8,333	1.12%	$2,674,632	$7,395	1.11%	$2,301,011	$4,927	0.85%

Cost of Funds			0.83%			0.83%			0.63%
Net Interest Income		$39,310			$34,354			$29,240
Net Interest Margin			3.93%			3.84%			3.76%

During the quarter ended September 30, 2019, net interest income totaled $38,578,000, an increase of $4,937,000, or 15%, compared to the quarter ended June 30, 2019 net interest income of $33,641,000. The increased level of net interest income during the third quarter of 2019 compared with the second quarter of 2019 was driven primarily by a higher level of average earning assets and an improved tax equivalent net

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

6 of 13

interest margin. The increased level of average earning assets in the third quarter of 2019, compared with the second quarter of 2019, was driven primarily by the completed acquisition of Citizens First on July 1, 2019.

The tax equivalent net interest margin for the quarter ended September 30, 2019 was 3.93% compared with 3.84% in the second quarter of 2019. Accretion of loan discounts on acquired loans contributed approximately 20 basis points to the net interest margin on an annualized basis in the third quarter of 2019 and 12 basis points in the second quarter of 2019.

During the quarter ended September 30, 2019, the Company recorded a provision for loan loss of $2,800,000 compared with $250,000 in the second quarter of 2019. The provision during all periods was done in accordance with the Company's standard methodology for determining the adequacy of its allowance for loan loss.

Net charge-offs totaled $3,170,000 or 41 basis points on an annualized basis of average loans outstanding during the three months ended September 30, 2019, compared with $254,000 or 4 basis point on an annualized basis of average loans outstanding during second quarter of 2019. The increase in net charge-offs during the third quarter of 2019 was primarily attributable to a partial charge-off on a single, adversely classified, commercial lending relationship.

During the quarter ended September 30, 2019, non-interest income totaled $12,056,000, an increase of $1,547,000, or 15%, compared with the quarter ended June 30, 2019.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	9/30/2019	6/30/2019	9/30/2018
(dollars in thousands)

Trust and Investment Product Fees	$1,885	$1,913	$1,585
Service Charges on Deposit Accounts	2,395	2,024	1,858
Insurance Revenues	1,883	1,929	1,827
Company Owned Life Insurance	364	304	251
Interchange Fee Income	2,538	2,332	1,847
Other Operating Income	1,029	461	639
Subtotal	10,094	8,963	8,007
Net Gains on Loans	1,649	1,030	866
Net Gains on Securities	313	516	90
Total Non-interest Income	$12,056	$10,509	$8,963

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

7 of 13

Service charges on deposit accounts increased $371,000, or 18%, during the quarter ended September 30, 2019, compared with the second quarter of 2019. The increase was largely related to the acquisition of Citizens First during the third quarter of 2019.

Interchange fees increased $206,000, or 9%, during the third quarter of 2019 compared with the second quarter of 2019. The increase during the third quarter of 2019 compared with the second quarter of 2019 was largely related to the Citizens First acquisition.

Other operating income increased $568,000, or 123%, during the quarter ended September 30, 2019 compared with the second quarter of 2019. The increase during the third quarter of 2019 compared with the second quarter of 2019 was largely attributable to fees associated with increased interest rate swap transactions with loan customers.

Net gains on sales of loans increased $619,000, or 60%, during the third quarter of 2019 compared with the second quarter of 2019, primarily due to higher sales volumes. Loan sales for the third quarter of 2019 totaled $60.1 million compared with $39.6 million during the second quarter of 2019.

During the quarter ended September 30, 2019, non-interest expense totaled $31,961,000, an increase of $6,343,000, or 25%, compared with the quarter ended June 30, 2019. The third quarter of 2019 included acquisition-related expenses of $2,258,000 while the second quarter of 2019 included acquisition-related expenses of approximately $423,000.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

8 of 13

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	9/30/2019	6/30/2019	9/30/2018
(dollars in thousands)

Salaries and Employee Benefits	$17,579	$14,117	$12,134
Occupancy, Furniture and Equipment Expense	3,751	3,212	2,738
FDIC Premiums	—	245	324
Data Processing Fees	2,860	1,803	1,309
Professional Fees	1,324	1,174	793
Advertising and Promotion	1,054	936	851
Intangible Amortization	1,064	802	430
Other Operating Expenses	4,329	3,329	2,997
Total Non-interest Expense	$31,961	$25,618	$21,576

Salaries and benefits increased $3,462,000, or 25%, during the quarter ended September 30, 2019 compared with the second quarter of 2019. The increase in salaries and benefits during the third quarter of 2019 compared with the second quarter of 2019 was largely attributable to the Citizen First acquisition completed July 1, 2019. Also, contributing to the increased salaries and benefits expense were increases in health insurance plan costs and in mortgage origination compensation related to the increased volume of residential mortgages. The third quarter of 2019 included approximately $695,000 of acquisition-related salary and benefit costs of a non-recurring nature.

Occupancy, furniture and equipment expense increased $539,000, or 17%, during the third quarter of 2019 compared with the second quarter of 2019. The increase in occupancy, furniture and equipment expense was primarily attributable to the Citizens First acquisition.

FDIC premiums declined $245,000, or 100%, during the third quarter of 2019 compared with the second quarter of 2019. The decline in FDIC premiums is attributable to credits received from the FDIC during the third quarter of 2019. The credits received were due to the reserve ratio of the deposit insurance fund exceeding the FDIC's target levels.

Data processing fees increased $1,057,000, or 59%, during the third quarter of 2019 compared with the second quarter of 2019. The increase during the third quarter of 2019 compared with the second quarter of 2019 was largely driven by acquisition-related costs which totaled approximately $999,000 during the third quarter of 2019. Acquisition-related costs totaled $214,000 during the second quarter of 2019.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

9 of 13

Professional fees increased $150,000, or 13%, during the third quarter of 2019 compared with the second quarter of 2019. The increase during the third quarter of 2019 compared to the second quarter of 2019 was due in large part to professional fees related to merger and acquisition activity. Merger and acquisition-related professional fees totaled approximately $401,000 during the third quarter of 2019 compared with $205,000 in the second quarter of 2019.

Intangible amortization increased $262,000, or 33%, during the third quarter of 2019 compared with the second quarter of 2019. The increase was attributable to the Citizen First acquisition.

Other operating expenses increased $1,000,000, or 30%, during the third quarter of 2019 compared with the second quarter of 2019. The increase was largely attributable to the Citizens First acquisition.

About German American
German American Bancorp, Inc. is a NASDAQ-traded (symbol: GABC) financial holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bank, operates 75 banking offices in 20 contiguous southern Indiana counties, six counties in Kentucky and one county in Tennessee. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

10 of 13

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in this press release. Factors that could cause actual experience to differ from the expectations expressed or implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; potential deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; potential cyber-attacks, information security breaches and other criminal activities; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; impacts resulting from possible amendments or revisions to the Dodd-Frank Act and the regulations promulgated thereunder, or to Consumer Financial Protection Bureau rules and regulations; the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and other risk factors expressly identified in the Company’s filings with the United States Securities and Exchange Commission. Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. It is intended that these forward-looking statements speak only as of the date they are made. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	September 30, 2019	June 30, 2019	September 30, 2018
ASSETS
Cash and Due from Banks	$64,791	$48,634	$50,980
Short-term Investments	26,328	41,623	14,604
Investment Securities	849,798	841,045	739,980

Loans Held-for-Sale	19,156	14,184	9,178

Loans, Net of Unearned Income	3,056,907	2,717,028	2,336,625
Allowance for Loan Losses	(15,869)	(16,239)	(16,051)
Net Loans	3,041,038	2,700,789	2,320,574

Stock in FHLB and Other Restricted Stock	13,968	13,048	13,048
Premises and Equipment	98,754	89,413	69,267
Goodwill and Other Intangible Assets	133,818	113,309	65,548
Other Assets	108,231	108,694	80,590
TOTAL ASSETS	$4,355,882	$3,970,739	$3,363,769

LIABILITIES
Non-interest-bearing Demand Deposits	$827,259	$725,367	$634,421
Interest-bearing Demand, Savings, and Money Market Accounts	1,910,395	1,805,694	1,605,818
Time Deposits	693,632	597,771	400,608
Total Deposits	3,431,286	3,128,832	2,640,847

Borrowings	316,687	305,940	327,039
Other Liabilities	44,982	36,556	19,760
TOTAL LIABILITIES	3,792,955	3,471,328	2,987,646

SHAREHOLDERS' EQUITY
Common Stock and Surplus	305,270	254,935	189,195
Retained Earnings	241,801	233,269	204,188
Accumulated Other Comprehensive Income (Loss)	15,856	11,207	(17,260)
SHAREHOLDERS' EQUITY	562,927	499,411	376,123

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$4,355,882	$3,970,739	$3,363,769

END OF PERIOD SHARES OUTSTANDING	26,662,078	24,992,238	22,968,078

TANGIBLE BOOK VALUE PER SHARE (1)	$16.09	$15.45	$13.52

(1) Tangible Book Value per Share is defined as Total Shareholders' Equity less Goodwill and Other Intangible Assets divided by End of Period Shares Outstanding.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Nine Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
INTEREST INCOME
Interest and Fees on Loans	$40,921	$35,046	$28,148	$111,086	$78,406
Interest on Short-term Investments	163	85	101	389	211
Interest and Dividends on Investment Securities	5,827	5,905	5,226	17,661	15,536
TOTAL INTEREST INCOME	46,911	41,036	33,475	129,136	94,153

INTEREST EXPENSE
Interest on Deposits	6,399	5,759	3,535	17,574	8,666
Interest on Borrowings	1,934	1,636	1,392	5,752	3,860
TOTAL INTEREST EXPENSE	8,333	7,395	4,927	23,326	12,526

NET INTEREST INCOME	38,578	33,641	28,548	105,810	81,627
Provision for Loan Losses	2,800	250	500	3,725	2,070
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	35,778	33,391	28,048	102,085	79,557

NON-INTEREST INCOME
Net Gain on Sales of Loans	1,649	1,030	866	3,660	2,421
Net Gain on Securities	313	516	90	984	434
Other Non-interest Income	10,094	8,963	8,007	29,579	24,482
TOTAL NON-INTEREST INCOME	12,056	10,509	8,963	34,223	27,337

NON-INTEREST EXPENSE
Salaries and Benefits	17,579	14,117	12,134	46,740	36,279
Other Non-interest Expenses	14,382	11,501	9,442	37,598	27,460
TOTAL NON-INTEREST EXPENSE	31,961	25,618	21,576	84,338	63,739

Income before Income Taxes	15,873	18,282	15,435	51,970	43,155
Income Tax Expense	2,809	3,011	2,796	8,568	7,606

NET INCOME	$13,064	$15,271	$12,639	$43,402	$35,549

BASIC EARNINGS PER SHARE	$0.49	$0.61	$0.55	$1.70	$1.55
DILUTED EARNINGS PER SHARE	$0.49	$0.61	$0.55	$1.70	$1.55

WEIGHTED AVERAGE SHARES OUTSTANDING	26,643,064	24,992,238	22,968,047	25,541,843	22,958,977
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	26,643,064	24,992,238	22,968,047	25,541,843	22,958,977

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended			Nine Months Ended
		September 30,	June 30,	September 30,	September 30,	September 30,
		2019	2019	2018	2019	2018
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	1.20%	1.56%	1.52%	1.43%	1.47%
	Annualized Return on Average Equity	9.37%	12.60%	13.47%	11.52%	12.88%
	Net Interest Margin	3.93%	3.84%	3.76%	3.89%	3.72%
	Efficiency Ratio (1)	62.22%	57.10%	56.48%	59.31%	57.43%
	Net Overhead Expense to Average Earning Assets (2)	2.00%	1.69%	1.63%	1.80%	1.62%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	0.41%	0.04%	0.01%	0.17%	0.10%
	Allowance for Loan Losses to Period End Loans	0.52%	0.60%	0.69%
	Non-performing Assets to Period End Assets	0.32%	0.32%	0.26%
	Non-performing Loans to Period End Loans	0.44%	0.44%	0.36%
	Loans 30-89 Days Past Due to Period End Loans	0.30%	0.39%	0.65%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$4,355,111	$3,908,669	$3,333,005	$4,051,884	$3,227,466
	Average Earning Assets	$3,978,530	$3,585,169	$3,095,195	$3,712,930	$3,002,543
	Average Total Loans	$3,076,931	$2,721,630	$2,318,657	$2,840,435	$2,230,100
	Average Demand Deposits	$797,337	$715,681	$636,989	$735,097	$616,048
	Average Interest Bearing Liabilities	$2,958,153	$2,674,632	$2,301,011	$2,781,279	$2,223,469
	Average Equity	$557,447	$484,891	$375,255	$502,532	$368,053

	Period End Non-performing Assets (3)	$14,137	$12,523	$8,597
	Period End Non-performing Loans (4)	$13,512	$11,888	$8,497
	Period End Loans 30-89 Days Past Due (5)	$9,054	$10,605	$15,110

	Tax Equivalent Net Interest Income	$39,310	$34,354	$29,240	$107,964	$83,643
	Net Charge-offs during Period	$3,170	$254	$86	$3,679	$1,713

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans and Loans Past Due 90 days or more.
(5)	Loans 30-89 days past due and still accruing.